UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

SWIFT ENERGY COMPANY (Exact Name of Registrant as Specified in Charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100 Houston, Texas 77060 (Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on March 10, 2016, Swift Energy Company (the “Company”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) financing syndication procedures (the “Syndication Procedures”) for its previously disclosed Debtor-in-Possession Credit Agreement entered into on January 6, 2016. The Syndication Procedures set 5:00 p.m., New York City Time, on March 21, 2016 as the syndication process expiration date (the “Expiration Date”) and 5:00 p.m., New York City Time, on March 23, 2016 as the deadline for Noteholders (as defined below) and holders of rejection claims to fund their pro rata share of outstanding loans, if any, to the escrow account set forth in the Syndication Procedures (the “Funding Deadline”). On March 18, 2016, the Company filed a notice with the Bankruptcy Court extending the Expiration Date to 5:00 p.m., New York City Time, on March 28, 2016 and extending the Funding Deadline to 5:00 p.m., New York City Time, on March 30, 2016. On March 29, 2016, the Company filed an additional notice with the Bankruptcy Court further extending the Expiration Date to 5:00 p.m., New York City Time, on April 4, 2016 and extending the Funding Deadline to 5:00 p.m., New York City Time, on April 6, 2016.

As used herein, the term “Noteholders” means holders of the Company’s (a) 7-1/8% senior unsecured notes due on June 1, 2017, (b) 8-7/8% senior unsecured notes due on January 15, 2020 and (c) 7-7/8% senior unsecured notes due on March 1, 2022.

Item 9.01	Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Notice dated March 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned duly authorized.

Date: March 29, 2016	Swift Energy Company
	By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice dated March 29, 2016.